SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2009

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2009, our Board of Trustees approved annual cash incentive bonuses for fiscal year 2008 for Jon E. Bortz, our Chairman of the Board and Chief Executive Officer, Michael D. Barnello, our President and Chief Operating Officer, and Hans S. Weger, our Chief Financial Officer, Executive Vice President, Secretary and Treasurer (the “Named Executive Officers”). Messrs. Bortz, Barnello and Weger were awarded annual cash incentive bonuses for 2008 of $498,520, $349,360 and $258,720, respectively. The annual cash incentive bonus awarded to each Named Executive Officer for 2006, 2007 and 2008 is shown in two columns of the Summary Compensation Table below. As disclosed in our proxy statement, the formula-based portion of the bonuses is shown in the “Non-Equity Incentive Plan Compensation” column. Additional discretionary cash bonus amounts awarded, if any, are shown in the “Bonus” column.

As disclosed in our proxy statement filed with the SEC, the annual cash incentive bonus is the product of the Named Executive Officer’s annual target bonus (which is a percentage of his annual base salary) and a formula number. Depending on the achievement of the predetermined targets, the actual annual cash incentive bonus may be less than or greater than (subject to a cap) the target bonus. For 2008, the absolute calculation of the annual cash incentive bonus was 88% of the target bonus. With respect to the specific formula components for 2008, the Named Executive Officers achieved: (i) the MBOs determined by the Compensation Committee (25% of the target bonus); (ii) the Comparable FFO goal outlined by the Committee (25% of the target bonus) and (iii) a majority of the Company’s Comparable FFO per share performance goal relative to a budget scale approved by the Board of Trustees (38% of the target bonus). Taken together, the sum of these components equals 88%. At the Committee’s discretion, Mr. Bortz’s annual cash incentive bonus was adjusted from $469,040 to $498,520 consistent with his previously disclosed mid-year salary increase (calculated as 88% of his $533,000 annual bases salary prorated for the first six months of 2008 and 88% of his $600,000 annual base salary for prorated the last six months of 2008).

As noted above, the annual target bonus is a percentage of a Named Executive Officer’s annual base salary. Historically, the Chief Executive Officer’s annual target bonus has been 100% of his base salary. For 2009, Mr. Bortz’s annual target bonus was set at 100% of his current base salary ($600,000). The annual target bonuses for Messrs. Barnello and Weger remained at 100% and 75%, respectively, of their annual base salaries of $500,000 and $392,000, respectively.

The Summary Compensation Table for the year ended December 31, 2008 is shown below. For more information about amounts shown below and the assumptions made with respect to the share awards or to review the table footnotes, please refer to the Company’s proxy statement as filed with the SEC.

Summary Compensation Table

The amounts shown represent the compensation paid to our Named Executive Officers for the year shown as consideration for services rendered to us.

With respect to long-term equity incentive awards, the dollar amounts indicated in the table are the compensation expense incurred in the respective fiscal year related to such long-term equity incentive awards, as calculated pursuant to FAS 123R. For example, the amounts shown in the “Share Awards” column indicate the fiscal year 2008 amortization, in accordance with the applicable accounting literature, of all outstanding awards. Such amortization includes amortization of awards made in earlier years and amortization of awards made in 2008. The full grant date fair values of the long-term equity incentive awards made in 2008 are indicated in the last column of the “2008 Grants of Plan-Based Awards” table in the Company’s proxy statement filed with the SEC.

Name and Principal Position	Year	Salary	Bonus	Share Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Jon E. Bortz Chairman of the Board and Chief Executive Officer	2008	$566,500	$29,480	$1,538,685	$469,040	$574,833	$3,178,538
	2007	510,000	—	1,083,222	459,000	307,896	2,360,118
	2006	475,000	47,500	516,377	712,500	110,636	1,862,013

Michael D. Barnello President and Chief Operating Officer	2008	446,000	—	1,242,817	349,360	561,168	2,599,345
	2007	375,000	—	686,047	253,125	228,942	1,543,114
	2006	350,000	25,000	369,268	375,000	95,443	1,214,711

Hans S. Weger Chief Financial Officer, Executive Vice President, Treasurer and Secretary	2008	392,000	—	876,212	258,720	414,749	1,941,681
	2007	375,000	—	660,761	253,125	213,519	1,502,405
	2006	350,000	25,000	352,616	375,000	77,737	1,180,353

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Hans S. Weger
Hans S. Weger
Chief Financial Officer, Executive Vice President, Treasurer and Secretary

Dated: March 11, 2009

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